Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statements No. 333-123813, No. 333-134162, No. 333-140848, No. 333-167602, No. 333-180970, No. 333-204028, No. 333-231362 and No. 333-280988 on Form S-8 of our reports dated February 18, 2025, relating to the financial statements of Graco Inc. and the effectiveness of Graco Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 27, 2024.
/s/ DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
February 18, 2025